QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement (No. 333-161340) on Form S-3 of Kratos Defense & Security Solutions, Inc. of our report dated March 12, 2010 on the financial statements of Henry Bros. Electronics, Inc. and Subsidiaries as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009. We also consent to the incorporation by reference of said report in the Registration Statements of Kratos Defense & Security Solutions, Inc. on Forms S-8 (File No. 333-90455, File No. 333-54818, File No. 333-71702, File No. 333-91852, File No. 333-116903, File No. 333-124957, File No. 333-127060, File No. 333-155317, File No. 333-157826, File No. 333-171257 and File No. 333-167839).

        We also consent to the reference to us under the heading "Experts" in such Registration Statement on Form S-3.

/s/ Amper, Politziner & Mattia LLP

February 7, 2011
Edison, New Jersey

QuickLinks

  Exhibit 23.2